UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 20, 2007

(Date of earliest event reported)

TANOX, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30231	76-1096733
(Commission File Number)	(IRS Employer Identification No.)

10301 Stella Link, Houston, Texas	77025-5497
(Address of Principal Executive Offices)	(Zip Code)

(713) 578-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 20, 2007, the Food and Drug Administration requested that Genentech submit draft labeling incorporating a boxed warning and other changes in the Xolair package insert. The labeling would provide additional information to practitioners and patients of the potential risk of anaphylaxis associated with the administration of Xolair.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TANOX, INC.

Date: February 22, 2007	By:	/s/ Gregory Guidroz
Gregory Guidroz Vice President - Finance